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                                                                   Exhibit 10.25

                     MODIFICATION, RENEWAL AND EXTENSION OF
                           NOTE AND SECURITY AGREEMENT


STATE OF TEXAS      )
                    )      KNOWN ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS    )

         THIS MODIFICATION, RENEWAL AND EXTENSION OF NOTE AND SECURITY AGREEMENT (this "MODIFICATION") is made and entered into by and between MIGRATEC, INC. ("MAKER") and BEM CAPITAL PARTNERS, L.P. ("PAYEE").

                                   WITNESSETH:

         WHEREAS, Maker executed that certain Promissory Note (as subsequently modified, renewed and extended, the "NOTE") in the original principal amount of $100,000.00, dated December 4, 1998, payable to the order of MJ Capital Partners III, L.P., and subsequently assigned to the Payee, which Note was secured by the liens created by that certain Security Agreement, dated the same date as the Note (as subsequently modified, renewed and extended, the "SECURITY AGREEMENT"), securing collateral which is more particularly described in said Security Agreement.

         WHEREAS, Maker desires to extend, amend and modify the Note and Security Agreement, as provided herein, and Payee is agreeable to same, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, it is hereby agreed as follows:

         1. The outstanding balance of the Note as of January 26, 2001 is $250,000.00.

         2. Interest on the Note shall accrue at a rate equal to fifteen percent (15%) per annum until paid in full.

         3. The Note shall be due and payable as follows: (i) payments of only interest accrued on the Note shall be payable in arrears of the first day of every month for the first three (3) months following the date of this Modification commencing on March 1, 2001; and (ii) twelve (12) approximately equal payments of principal and interest shall be payable on the first day of every month thereafter.

         4. This Modification shall be binding upon and shall inure to the benefit of, the parties hereto and their respective heirs, representatives, successors and assigns.

         5. This Modification is executed in modification, renewal and extension of (a) the indebtedness evidenced by the Note, and (b) the Security Agreement, and not in replacement or extinguishment thereof.

         6. In all other respects, the terms and provisions of the Note and Security Agreement shall remain unchanged and said instruments, as modified, extended, supplemented and amended



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hereby, are ratified, adopted and confirmed in all respects by Maker and Payee and shall continue in full force and effect in accordance with their terms, conditions and provisions thereof, as modified, extended, supplemented and amended hereby.

         7. All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever whether by reason of advancement of the proceeds of the Note, acceleration of maturity of the unpaid principal balance of the Note, or otherwise, shall the amount paid or agreed to be paid to the Payee for the use, forbearance or detention of the money exceed the maximum legal rate. If, from any circumstance whatsoever, fulfillment of any provision hereof or any other document or instrument evidencing, accruing or relating to the indebtedness evidenced by the Note shall, at the time fulfillment of such provision be due, involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable hereto, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Payee shall ever receive as interest an amount which would exceed the maximum legal rate, such amount shall (a) be applied to the reduction of the unpaid principal balance due under the Note, and not to the payment of interest or (b) be refunded to Maker. All sums paid or agreed to be paid to the Payee for the use, forbearance, or detention of the indebtedness of Maker to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness as uniform throughout its term. If any provision of the Note or the Security Agreement, or the application thereof to any party or circumstance, is held to be invalid, the remainder of the Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Note and the Security Agreement being severable in any such instance. This provision shall control every other provision of all agreements between Maker and Payee with respect to the indebtedness created by the Note.

         8. In connection herewith, Maker agrees to pay up to a maximum of $2,000 in actual legal expenses incurred by Payee in connection with this Modification and a commitment fee equal to 2% of the principal amount of the Note as of the date hereof to Payee.

         EXECUTED this 26th day of January, 2001.


                                     MAKER:

                                     MIGRATEC, INC.


                                     By: /s/ T. Ulrich Brechbuhl
                                         ---------------------------------------
                                         T. Ulrich Brechbuhl,
                                         President and Chief Financial Officer